Exhibit 99.1

Hercules Technology Growth Capital Announces Completion of $231 Million Securitization

•	Issued $129 million of class A notes rated A2 (sf) by Moody’s

•	Strengthens balance sheet and enhances liquidity entering into 2013

Palo Alto, Calif., December 19, 2012 – Hercules Technology Growth Capital, Inc. (NYSE: HTGC) (“Hercules”), announced today that Hercules Capital Funding Trust 2012-1, a newly-formed wholly owned subsidiary of Hercules, has issued $129 million of class A notes (the “Notes”) rated A2 (sf) by Moody’s Investors Service, Inc. (“Moody’s”) backed by $231 million of senior secured loans originated by Hercules. Guggenheim Securities, LLC acted as arranger of the Notes, and Hercules is the sponsor, originator and servicer for the transaction. The Notes bear interest at a fixed rate of 3.32%. The Notes have a stated maturity date of December 16, 2017 and an expected weighted average life of 1.15 years.

“This is the first term securitization in our company’s history, and is an important milestone for Hercules,” said Manuel A. Henriquez, Hercules’ co-founder, chairman and chief executive officer. “I am pleased with the strong support we received from institutional investors for this transaction – it’s a testament to our business model and our solid and diverse asset base.”

Mr. Henriquez continued, “This transaction caps off a remarkable year for Hercules in which we raised approximately $250 million of new debt and equity capital, lowered the cost of capital on our outstanding SBA debentures, renewed and extended the maturity on our credit facility with Wells Fargo and now completed our first term securitization rated A2 (sf) by Moody’s. This transaction expands our sources of capital and provides additional long-term financing to help accelerate growth in our investment portfolio and deliver increased earnings in 2013 and beyond.”

About Hercules Technology Growth Capital, Inc.:

Hercules Technology Growth Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related markets, including technology, biotechnology, life science, and cleantech industries, at all stages of development. Since inception (December 2003), Hercules has committed more than $3.2 billion to over 220 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing.

Hercules’ common stock trades on the New York Stock Exchange (“NYSE”) under the ticker symbol “HTGC.”

In addition, Hercules has two outstanding bond issuances of 7.00% Senior Notes due 2019 – the April 2019 Notes and September 2019 Notes – which trade on the NYSE under the symbols “HTGZ” and “HTGY,” respectively.

Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650-289-3060.

Forward-Looking Statements:

The statements contained in this release that are not purely historical are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market turbulence, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Hercules Technology Growth Capital, Inc.

Main, 650.289.3060 HT-HN

info@htgc.com

Sally Borg, 650.289.3066

sborg@htgc.com

or

Market Street Partners

Linda Wells, 415-445-3236

Linda@marketstreetpartners.com